Exhibit 99.4

RENASANT CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 21, 2024 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 21, 2024 for shares held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card, then detach it, and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V56737-S96193 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY RENASANT CORPORATION The Board of Directors recommends you vote FOR the following proposals 1 and 2: For Against Abstain 1. Renasant Merger and Share Issuance Proposal. Proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2024, (as it may be amended ! ! ! from time to time, the “Merger Agreement”) by and between Renasant Corporation (“Renasant”) and The First Bancshares, Inc. (“FBMS”) and the transactions contemplated thereby, including the Merger (as defined in the Merger Agreement) and the issuance of shares of common stock, par value of $5.00 per share, of Renasant as consideration under the Merger Agreement (the “Renasant Merger and Share Issuance Proposal”). 2. Renasant Adjournment Proposal. Proposal to approve one or more adjournments of the special meeting of the shareholders of Renasant, if necessary or ! ! ! appropriate, to solicit additional proxies in favor of approval of the Renasant Merger and Share Issuance Proposal (the “Renasant Adjournment Proposal”). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus were mailed to shareholders on or about [ ], 2024. The Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus are also available at www.proxyvote.com. V56738-S96193 REVOCABLE PROXY RENASANT CORPORATION Special Meeting of Shareholders October 22, 2024 1:30 PM THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The person(s) signing this proxy card hereby appoint(s) C. Mitchell Waycaster, Kevin D. Chapman and James C. Mabry IV and each of them, acting singly, as attorneys and proxies of the signer(s) of the proxy card, with full power of substitution, to vote all shares of common stock of Renasant Corporation, which the signer(s) is/are entitled to vote at the Special Meeting of Shareholders of Renasant Corporation to be held on Tuesday, October 22, 2024 at 1:30 p.m., Central Time, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827 and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of common stock of Renasant Corporation, in accordance with the following instructions and with discretionary authority as described herein at the meeting or any adjournment or postponement thereof. The person(s) signing the proxy card, by executing and delivering this proxy, revoke(s) the authority given with respect to any earlier dated proxy submitted by the signer(s). THIS PROXY IS REVOCABLE AND, IF PROPERLY COMPLETED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS SIGNED BUT NO SPECIFIC VOTING DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE RENASANT MERGER AND SHARE ISSUANCE PROPOSAL AND “FOR” THE RENASANT ADJOURNMENT PROPOSAL, IN EACH CASE, LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS OF RENASANT CORPORATION. The person(s) signing this proxy card acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and a Joint Proxy Statement/ Prospectus. Continued and to be signed on reverse side